                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-31344


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED APRIL 27, 2000)


                        MILLENNIUM PHARMACEUTICALS, INC.

       $400,000,000 Principal Amount 5.50% Convertible Subordinated Notes
                              Due January 15, 2007

     4,753,920 Shares of Common Stock issuable upon conversion of the Notes

      211,554 Shares of Common Stock issuable upon exercise of outstanding warrants to purchase common stock

                           --------------------------

         This prospectus supplement relates to resales by selling holders of:

         -        our 5.50% Convertible Subordinated Notes due January 15, 2007;

         -        our common stock into which the notes are convertible; and

         - our common stock issuable upon exercise of warrants to purchase our common stock held by GATX Capital Corporation and MM Ventures

         This prospectus supplement should be read in conjunction with the prospectus dated April 27, 2000, which is to be delivered with this prospectus supplement.

         SEE "RISK FACTORS" BEGINNING ON PAGE 6 OF THE PROSPECTUS TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING THE NOTES OR OUR COMMON STOCK.

                              ---------------------

         Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                              ---------------------

         The information in the table appearing in the prospectus under the heading "Selling Holders" is superseded in part by the information appearing in the following table:


                                                                        Number of
                                                                         Shares of                    Number of     Percentage of
                                                          Percentage       Common      Number of      Shares of       Shares of
                     Notes                     Notes      of the Notes      Stock      Shares of        Common         Common
                  Beneficially              Beneficially   Beneficially  Beneficially    Common          Stock          Stock
                     Owned       Notes        Owned          Owned         Owned          Stock       Beneficially   Beneficially
    Selling        Prior to     Offered       After         After the     Prior to       Offered      Owned After    Owned After
 Securityholder    Offering      Hereby     Offering(1)     Offering      Offering       Hereby       Offering(1)    Offering(1)
                  (in $1,000)  (in $1,000)  (in $1,000)

Amoco Corp.               656         656            0             0         7,796       7,796                 0              0
Master Trust

Arkansas                2,132       2,132            0             0        25,338      25,338                 0              0
Teachers
Retirement
System


                                                                        Number of
                                                                         Shares of                    Number of     Percentage of
                                                          Percentage       Common      Number of      Shares of       Shares of
                     Notes                     Notes      of the Notes      Stock      Shares of        Common         Common
                  Beneficially              Beneficially   Beneficially  Beneficially    Common          Stock          Stock
                     Owned       Notes        Owned          Owned         Owned          Stock       Beneficially   Beneficially
    Selling        Prior to     Offered       After         After the     Prior to       Offered      Owned After    Owned After
 Securityholder    Offering      Hereby     Offering(1)     Offering      Offering       Hereby       Offering(1)    Offering(1)
                  (in $1,000)  (in $1,000)  (in $1,000)

Associated                450         450            0             0         5,348       5,348                  0              0
Electric & Gas
Insurance
Services Limited

Baptist Health            103         103            0             0         1,224       1,224                  0              0
of South Florida

Boston Museum              83          83            0             0           986         986                  0              0
of Fine Arts

Champion                  393         393            0            0          4,670       4,670                  0              0
International
Corp.

City University            87          87            0            0          1,033       1,033                  0              0
of New  York

Credit Suisse           2,818       2,818            0            0         33,491      33,491                  0              0
First Boston
Corporation

David Lipscomb            105         105            0            0          1,247       1,247                  0              0
University
General
Endowment

Deephaven              10,886      10,886            0            0        129,377     129,377                  0              0
Domestic
Convertible
Trading Ltd

Donaldson,                575         575            0            0          6,833       6,833                  0              0
Lufkin &
Jenrette
Securities Corp.

Engineers Joint           289         289            0            0          3,434       3,434                  0              0
Pension Fund

EQAT Alliance           2,955       2,955            0            0         35,119      35,119                  0              0
Growth & Income

Equitable Life          1,925       1,925            0            0         22,878      22,878                  0              0
Assurance
Separate
Account -
Convertible


                                                                        Number of
                                                                         Shares of                    Number of     Percentage of
                                                          Percentage       Common      Number of      Shares of       Shares of
                     Notes                     Notes      of the Notes      Stock      Shares of        Common         Common
                  Beneficially              Beneficially   Beneficially  Beneficially    Common          Stock          Stock
                     Owned       Notes        Owned          Owned         Owned          Stock       Beneficially   Beneficially
    Selling        Prior to     Offered       After         After the     Prior to       Offered      Owned After    Owned After
 Securityholder    Offering      Hereby     Offering(1)     Offering      Offering       Hereby       Offering(1)    Offering(1)
                  (in $1,000)  (in $1,000)  (in $1,000)

EQAT Alliance           1,605       1,605            0            0         19,075       19,075                 0              0
Growth Investors

Fidelity                8,250       8,250            0            0         98,049       98,049
Financial
Trust:
Fidelity
Convertible &
Securities Fund

Forest                    109         109            0            0          1,295        1,295                  0              0
Alternative
Strategies Fund
II LP A5M

Forest Fulcrum            900         900            0            0         10,696       10,696                  0              0
Fund LP

Forest Global           6,625       6,625            0            0         78,736       78,736                  0              0
Convertible
Fund A-5

Goldman Sachs          16,276      16,276            0            0        193,437      193,437                  0              0
and Company

Grady Hospital            136         136            0            0          1,616        1,616                  0              0

Helix                   1,065       1,065            0            0         12,657       12,657                  0              0
Convertible
Opportunities
Fund Ltd.

Helix                   3,095       3,095            0            0         36,783       36,783                  0              0
Convertible
Opportunities,
L.P.

HBK Master Fund         2,500       2,500            0            0         29,712       29,712                  0              0
L.P.

Jeffries & Co.            656         656            0            0          7,796        7,796                  0              0
Inc.

JAS Securities          1,500       1,500            0            0         17,827       17,827                  0              0

J.P. Morgan             7,054       7,054            0            0         83,835       83,835                  0              0
Securities Inc.

KBC Financial           2,000       2,000            0            0         23,769       23,769                  0              0
Products


                                                                        Number of
                                                                         Shares of                    Number of     Percentage of
                                                          Percentage       Common      Number of      Shares of       Shares of
                     Notes                     Notes      of the Notes      Stock      Shares of        Common         Common
                  Beneficially              Beneficially   Beneficially  Beneficially    Common          Stock          Stock
                     Owned       Notes        Owned          Owned         Owned          Stock       Beneficially   Beneficially
    Selling        Prior to     Offered       After         After the     Prior to       Offered      Owned After    Owned After
 Securityholder    Offering      Hereby     Offering(1)     Offering      Offering       Hereby       Offering(1)    Offering(1)
                  (in $1,000)  (in $1,000)  (in $1,000)

Key Asset                 350         350            0            0          4,159        4,159                  0              0
Management,
Inc., as Agent
for the Victory
Convertible
Securities Fund

Lehman                    148         148            0            0          1,758        1,758                  0              0
Brothers, Inc.

Local                      56          56            0            0            665          665                  0              0
Initiatives
Support
Corporation

Lord Abbett             7,600       7,600            0            0         90,324       90,324                  0              0
Bond Debenture
Fund

Lyxor Master            1,000       1,000            0            0         11,884       11,884                  0              0
Fund c/o Forest
Investment
Management LLC

Maryland State          3,397       3,397            0            0         40,372       40,372                  0              0
Retirement
System

New Orleans               139         139            0            0          1,651        1,651                  0              0
Firefighters

Nicholas-Applegate        738         738            0            0          8,770        8,770                  0              0
Convertible Fund

Occidental                240         240            0            0          2,852        2,852                  0              0
Petroleum

Physicians Life           226         226            0            0          2,685        2,685                  0              0

Pilgrim                 2,765       2,765            0            0         32,861       32,861                  0              0
Convertible Fund

Q Opportunity           3,500       3,500            0            0         41,596       41,596                  0              0
Fund Ltd.


                                                                        Number of
                                                                         Shares of                    Number of     Percentage of
                                                          Percentage       Common      Number of      Shares of       Shares of
                     Notes                     Notes      of the Notes      Stock      Shares of        Common         Common
                  Beneficially              Beneficially   Beneficially  Beneficially    Common          Stock          Stock
                     Owned       Notes        Owned          Owned         Owned          Stock       Beneficially   Beneficially
    Selling        Prior to     Offered       After         After the     Prior to       Offered      Owned After    Owned After
 Securityholder    Offering      Hereby     Offering(1)     Offering      Offering       Hereby       Offering(1)    Offering(1)
                  (in $1,000)  (in $1,000)  (in $1,000)

Robertson               8,000       8,000            0            0         95,078       95,078                  0              0
Stephens

S G Cowen               7,000       7,000            0            0         83,193       83,193                  0              0
Securities Corp.

Sagamore Hill           6,250       6,250            0            0         74,280       74,280                  0              0
Hub Fund Ltd.

San Diego City            580         580            0            0          6,893        6,893                  0              0
Retirement

San Diego               1,408       1,408            0            0         16,733       16,733                  0              0
County
Convertible

Shell Pension             376         376            0            0          4,468        4,468                  0              0
Trust

The Common Fund           560         560            0            0          6,655        6,655                  0              0
FAO Absolute
Return Fund

The Frist                 285         285            0            0          3,387        3,387                  0              0
Foundation

Tribeca                29,000      24,000            0            0        344,659      285,235                  0              0
Investments LLC

Trusco Capital          1,400       1,400            0            0         16,638       16,638                  0              0
Management

Wake Forest               692         692            0            0          8,224        8,224                  0              0
University

Writers                   179         179            0            0          2,127        2,127                  0              0
Guild-Industry
Health Fund

         (1) We do not know if, when or in what amounts a selling securityholder may offer securities for sale and we do not know that the selling securityholders will sell any or all of the securities offered hereby. Because the selling securityholders may offer all or some of the securities pursuant to this prospectus, and because there are currently no other agreements, arrangements or understandings with respect to the sale of any of the securities that will be held by the selling securityholders, no estimate can be given as to the amount of the securities that will be held by the selling securityholders after completion of the offering made by this prospectus. However, for purposes of this table, we have assumed that, after completion of the offering, no securities will be held by the selling securityholders.


           The date of this prospectus supplement is October 11, 2000.